SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                              FORM 8-K

                           CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934


                         November 11,  1996
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           Date of report [Date of earliest event reported])



                      CHEYENNE SOFTWARE, INC.
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        (Exact name of registrant as specified in its charter)




          Delaware             0-9189             13-3175893
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       (State or other      (Commission)       (I.R.S. Employer
       jurisdiction of      File Number)      Identification No.)


             3 Expressway Plaza, Roslyn Heights, NY  11577
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           (Address of principal executive office)  (Zip Code)


                             516- 465-4000
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              (Registrant's telephone, including area code)


                             Not Applicable
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      (Former name or former address, if changed since last report)

Item 1 Changes in Control of Registrant.
       --------------------------------

      (a) On October 11, 1996, pursuant to a definitive Agreement and Plan of Merger dated as of October 7, 1996 (the "Merger Agreement") among Cheyenne Software, Inc. ("Registrant"), Computer Associates International, Inc. ("CA") and Tse-Tsehese-Staestse, Inc., a Delaware corporation and a wholly owned subsidiary of CA ("Merger Subsidiary"), Merger Subsidiary commenced a tender offer for all of the outstanding shares of common stock of the Registrant at a price of $30.50 per share in cash, which tender offer expired at 12:00 midnight (New York City time) on November 8, 1996. On November 11, 1996, Merger Subsidiary accepted for payment approximately 37.3 million shares of common stock of the Registrant validly tendered in the offer which represented approximately 98% of the then outstanding shares of Cheyenne.

Cash used to finance the purchase of the Registrant's common stock in the offer came from CA's general corporate funds and from borrowings under its existing $2 billion Credit Facility.

      (b) The pending merger of the Registrant and Sub will become effective as soon as practicable after the satisfaction of the conditions set forth in, and subject to the terms of, the Merger Agreement, but in no event earlier than November 30, 1996. Once the pending merger becomes effective, the Registrant will become a wholly owned subsidiary of CA.



Item 7  Financial Statements, Pro Forma Financial Information
        and Exhibits.
        -----------------------------------------------------

(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibits

        1. Agreement and Plan of Merger dated as of October 7, 1996 among the Registrant, CA and Sub previously filed as an Exhibit to CA's
Schedule 14D-1 filed October 11, 1996 (File 005-37554) and incorporated herein by reference.

                            SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                Cheyenne Software, Inc.

                                     (Registrant)

                        By:/s/ Peter Schwartz
                           -----------------------------
                           Peter Schwartz
                           Vice President and Treasurer
                           (Principal Financial Officer)


Date: November 22, 1996